AMENDMENT
TO THE
SUNTRUST BANKS, INC.
ERISA EXCESS RETIREMENT PLAN

WHEREAS, SunTrust Banks, Inc. (the “Corporation”) has adopted and sponsors the SunTrust Banks, Inc. ERISA Excess Retirement Plan (the “Excess Plan”); and

WHEREAS, pursuant to Section 10 of the Excess Plan, the Compensation Committee of the Corporation’s Board of Directors (the “Committee”) is responsible for the administration of the Excess Plan and is authorized to amend the Excess Plan in any respect whatsoever; and

WHEREAS, the Committee pursuant to Section 10 of the Excess Plan has delegated authority to the Human Resources Director and other appropriate officers and to the Benefits Plan Committee and the Deferral Plan Committee, as applicable, or their delegates, to take actions to adopt and implement certain amendments approved by the Board of Directors of the Corporation on February 13, 2007; and

WHEREAS, effective December 31, 2007, service and benefit accruals under the traditional defined benefit component of the SunTrust Banks, Inc. Retirement Plan (the “Retirement Plan”) will be frozen; and

WHEREAS, effective January 1, 2008, the Retirement Plan will be amended to provide a participant with either a cash-balance benefit or a 1% formula traditional defined benefit, in addition to the frozen traditional defined benefit at December 31, 2007; and

WHEREAS, the Committee has determined that it is in the Corporation’s best interest to amend the Excess Plan, effective January 1, 2008, in order to conform the design of, and the benefits provided under, the Excess Plan to the newly designed Retirement Plan.

NOW, THEREFORE, IN WITNESS WHEREOF, the undersigned, an authorized officer of the Corporation and a member and delegate of the Benefits Plan Committee, has executed this Amendment to the Excess Plan on this 31st day of December, 2007.

SunTrust Banks, Inc.	Attest
By: /s/ Donna D. Lange Donna Lange Senior Vice President	By: /s/ Ingrid Emmons Title: GVP Benefits

Benefits Department Manager

Exhibit I

AMENDMENT
TO THE
SUNTRUST BANKS, INC.
ERISA EXCESS RETIREMENT PLAN

The SunTrust Banks, Inc. ERISA Excess Retirement Plan, as amended and restated effective as of August 13, 1996, and subsequently amended, is further amended as set forth below, effective as of January 1, 2008 unless otherwise provided.

1.	The preamble of Article 2 of the Excess Plan shall be amended and restated in its entirety to read as follows:

All of the capitalized terms used in this Plan and not defined herein shall have the same meaning as in the Company’s Retirement Plan, as it may be amended from time to time. The following capitalized terms will have the meanings set forth in this Article 2 whenever such capitalized terms are used throughout this Plan:

2.	Article 2 of the Excess Plan shall be amended by adding the following new definitions in alphabetical order and renumbering the subsequent definitions and applicable cross-references accordingly:

Annual Compensation Limit – means the maximum Compensation that may be used for a year under the Retirement Plan and this Plan to compute a Participant’s Excess Benefit. Effective January 1, 2006, for any Participant who retires or terminates employment with SunTrust and its Affiliates after December 31, 2005, unless otherwise excepted by the Committee for a Tier 1 Participant, the Annual Compensation Limit may not exceed two times the annual compensation limit for qualified plans under Code Section 401(a)(17), as adjusted annually for increases in the cost-of-living.

Excess Plan PPA Benefit – means the benefit calculated under this Plan effective January 1, 2007 which is based on the PPA Benefit in the Retirement Plan.

Excess Plan Traditional Benefit – means the benefit calculated under this Plan effective January 1, 2007 which is based on the Traditional Benefit in the Retirement Plan.

Frozen Excess Benefit – means the Participant’s accrued benefit under this Plan as of December 31, 2007, based on the applicable formula under the Retirement Plan as of that date, and which, if the formula so provides, will be increased by future pay increases after 2007.

PPA Benefit – means the benefit under the Retirement Plan effective January 1, 2008 that is based on a cash balance formula providing pay credits and interest to a Personal Pension Account.

Tier 1 Participant – means each Participant listed on Exhibit B.

Traditional Benefit – means the traditional defined benefit calculated under the Retirement Plan effective January 1, 2008, that is based on the 1% times base pay formula.

3.	Section 2.6 of the Excess Plan shall be amended and restated in its entirely to read as follows:

2.6	Excess Benefit – means as of any date the benefit calculated under this Plan as the excess of the amount the Participant would have received under the Retirement Plan, from the date of his participation in this Plan, had no federal tax code restrictions applied to the calculation of his Retirement Plan benefit, but applying the Annual Compensation Limit and subtracting the actual benefit the Participant is eligible to receive from the Retirement Plan. The Excess Benefit is determined in accordance with the following rules for different categories of Participants.

(a) Excess Plan Participant Before 2008 Receiving Traditional Benefit.

Participant in this Plan with an accrued Excess Benefit at December 31, 2007, who accrues a benefit in the Retirement Plan after 2007 under the Traditional Formula has an Excess Benefit equal to the sum of –

(i) his Frozen Excess Benefit plus

(ii) his Excess Plan Traditional Benefit.

The Excess Benefit is calculated using actual service and base salary (or benefits base), if applicable.

(b) Excess Plan Participant Before 2008 Receiving PPA Benefit. A Participant in this Plan with an accrued Excess Benefit at December 31, 2007, who accrues a benefit under the Retirement Plan after 2007 under the PPA Formula has an Excess Benefit equal to the sum of –

(i) his Frozen Excess Benefit plus

(ii) his Excess PPA Benefit beginning January 1, 2008.

If the Participant’s combined Compensation at year end for both the Retirement Plan and this Plan is less than the Annual Compensation Limit, any eligible bonus deferred under the Deferred Compensation Plan will be included as eligible Compensation for this Plan, up to the Annual Compensation Limit.

(c) Excess Plan Participant After 2007 Receiving Traditional Benefit. A Participant who enters this Plan after 2007 and who accrues a benefit under the Retirement Plan after 2007 under the Traditional Benefit formula has an Excess Benefit based on the Traditional Benefit formula beginning on the Participant’s date of participation in this Plan. The Excess Benefit and the offset Retirement Plan benefit will be calculated using actual benefit service earned beginning on the date of participation in this Plan and base salary (or benefits base, if applicable) earned both before and after the date of participation in this Plan.

(d) Excess Plan Participant After 2007 Receiving PPA Benefit. A Participant who enters this Plan after 2007 and who accrues a benefit under the Retirement Plan after 2007 under the PPA Benefit Formula has an Excess PPA Benefit based on pay credits earned beginning on the date of participation in this Plan and total years of vesting service with SunTrust and its Affiliates earned before, during and after participation in this Plan. The PPA Benefit offset which is used to calculate the Excess PPA Benefit is also calculated using pay credits earned beginning on the date of participation in this Plan and total years of vesting service.

(e) Tier 1 Participant Receiving Traditional Benefit. A Tier 1 Participant who began participating in this Plan before 2008 and who receives a Traditional Benefit under the Retirement Plan after 2007 has an Excess Benefit based on the sum of the following —

(i) his Frozen Excess Benefit plus

(ii)	his Excess Plan Traditional Benefit (adjusted, if applicable, for future pay increases)

The Excess Benefit is calculated using actual service and base salary (or benefits base), if applicable. The Annual Compensation Limit does not apply to Tier 1 Participants.

4.	Section 4.3(b) of the Excess Plan shall be amended and restated in its entirety to read as follows:

(b) Calculation of Pre-retirement Death Benefit

Effective January 1, 2008, for all Participants who are vested and die before beginning to receive any benefit payment from this Plan, the survivor benefit payable under this Plan shall be determined as follows:

(1) Excess Plan Participant Before 2008 Receiving Traditional Benefit. The pre-retirement death benefit for the Participant described in this paragraph (1) is equal to the Excess Benefit which would have been payable to the Participant’s beneficiary under a 50% joint and survivor annuity (a 100% joint and survivor annuity if the Participant began participating in this Plan before August 13, 1996), as if the Participant had died immediately prior to death. This benefit is payable as soon as practicable after the Participants death in a lump sum which is Actuarially Equivalent to the Excess Benefit that would have been paid in a monthly annuity. If the benefit is payable before the Participant would have reached age 65, it is reduced for early commencement in the same manner as determined under the Retirement Plan for early retirement.

(2) Excess Plan Participant Before 2008 Receiving PPA Benefit. The pre-retirement death benefit for the Participant described in this paragraph (2) is the sum of two calculations. The first calculation uses the Participant’s Frozen Excess Benefit to determine the amount that would have been payable to the Participant’s beneficiary under a 50% joint and survivor annuity (a 100% joint and survivor annuity if the Participant began participating in this Plan before August 13, 1996), as if the Participant had died immediately prior to death. The second calculation is 100% of the Participant’s Excess PPA Benefit. The pre-retirement death benefit is payable as soon as practicable after the Participants death in a lump sum which is Actuarially Equivalent to the Excess Benefit as of December 31, 2007 that would have been paid in a monthly annuity plus the Excess PPA Benefit. If the benefit is payable before the Participant would have reached age 65, it is reduced for early commencement in the same manner as determined under the Retirement Plan for early retirement. The Excess PPA benefit is not reduced for early commencement.

(3) Excess Plan Participant After 2007 Receiving Traditional Benefit. The pre-retirement death benefit for the Participant described in this paragraph (3) is equal to the Excess Benefit which would have been payable to the Participant’s beneficiary under a 50% joint and survivor annuity as if the Participant had died immediately prior to death. This benefit is payable as soon as practicable after the Participant’s death in a lump sum which is Actuarially Equivalent to the Excess Benefit that would have been paid in a monthly annuity. If the benefit is payable before the Participant would have reached age 65, it is reduced for early commencement in the same manner as determined under the Retirement Plan for early retirement.

(4) Excess Plan Participant After 2007 Receiving PPA Benefit. The pre-retirement death benefit for the Participant described in this paragraph (4), paid in the form of a lump sum, is equal to 100% of the Excess PPA Benefit. This benefit is payable as soon as practicable after the Participant’s death.

(5) Tier 1 Participants. The pre-retirement death benefit for the Participant described in this paragraph (1) is equal to the Excess Benefit which would have been payable to the Participant’s beneficiary under a 50% joint and survivor annuity (a 100% joint and survivor annuity if the Participant began participating in this Plan before August 13, 1996), as if the Participant had died immediately prior to death. This benefit is payable as soon as practicable after the Participant’s death in a lump sum which is Actuarially Equivalent to the Excess Benefit that would have been paid in a monthly annuity. If the benefit is payable before the Participant would have reached age 65, it is reduced for early commencement in the same manner as determined under the Retirement Plan for early retirement.

5.	The Excess Plan shall be amended by adding the following new Exhibit B, as attached hereto.

EXHIBIT B

The following list of Participants each shall be a Tier 1 Participant:

1)	James M. Wells III

2) L. Phillip Humann